CHS Annual Variable Pay Plan                 Exhibit 10.3
Master Plan Document

Purpose
The purpose of the CHS Annual Variable Pay Plan (the “Plan”) is to provide a direct financial incentive for eligible employees (each a “Participant”) who contribute to the achievement of company and business unit financial performance goals, as well as individual performance goals that are aligned with organizational priorities and CHS Leadership Expectations. The Plan is intended to:
•Drive strong business performance and reward participants for achieving goals relevant to the business
•Emphasize shared ownership of enterprise and business unit initiatives, and reward for the achievement of collective results through collaborative work efforts
•Create a line of sight for participants to see how their actions contribute to the achievement of company goals
•Reward goal achievement that is competitive with compensation in the external market and aligns with organizational and market best practices

Performance Period
Each Performance Period for the Plan (“Performance Period”) will be a CHS fiscal year, currently September 1 through August 31. A new Performance Period begins each fiscal year.

Eligibility
•Employees must have a start date in an eligible non-union position and have a status of a full-time or part-time regularly scheduled employee on or before June 1 of the Performance Period.
•Employees must be employed in an eligible non-union position, have actively worked a minimum of 30 days in the Performance Period, and have a status of a full-time or part-time regularly scheduled employee at the end of the Performance Period (August 31), or have had an eligible status change during the Performance Period (reference Award Proration for more information).
•The following table provides an overview of basic Plan eligibility. Refer to the additional criteria in this section for details.

Eligible	Ineligible
Non-Union	Union
Full-time	Layoff
Part-time Regularly Scheduled	Temp/Seasonal
Start date on/before June 1	Start date after June 1
Active in eligible status at the end of the Performance Period	Separated or other ineligible status at the end of the Performance Period
Worked a minimum of 30 days during the Performance Period	Worked less than 30 days during the Performance Period
Eligible for certain other forms of variable compensation

•An employee’s eligibility may change during the Performance Period due to a status change. Eligible status changes will result in the employee becoming eligible or maintaining eligibility as a Participant, however actual compensation earned under the Plan will be prorated (reference Award Proration for more information).
•An employee who has an ineligible status change during the Performance Period and/or is in an ineligible status at the end of the Performance Period (August 31) is not eligible to participate in the Plan and will not be a Participant for purposes of the Plan (reference the table above for more information).
2020 CHS Annual Variable Pay Master Plan Document 1

CHS Annual Variable Pay Plan                 Exhibit 10.3
Master Plan Document

•Employees who are eligible to earn variable compensation through any other bonus, commission or incentive plan are not eligible to participate in the Plan and will not be a Participant for purposes of this Plan, unless approved by the Plan Administrators.
•Employees may forfeit eligibility to participate in the Plan for any Performance Period, or have their actual compensation earned under the Plan modified at the sole discretion of the Plan Administrators, if it is determined that the Employee has failed to meet job performance criteria and standards, which includes but is not limited to documented performance issues, or that they have committed acts of misconduct, dishonesty or violation of CHS policies and procedures. Forfeiture of eligibility or changes in actual compensation earned under the Plan must be approved by the Employee’s Human Resources Director and Compensation Director.
•Employees that are not eligible for the Plan after consideration of the eligibility rules include: Energy Certified Energy Specialists; Energy Transportation and Distribution Drivers; Energy Zip Trip store employees below the C-Store Manager level; Production Incentive eligible employees; Temco Terminal employees; Ag Associates; Country Operations employees below the Vice President level without a department name beginning with CO. Eligibility can be changed at the sole discretion of the Plan Administrators.
•This Plan document applies to eligible U.S. and Canadian Participants. Plan documents are customized by region for eligible International employees.

Performance Goals
The Plan has predetermined financial performance goals as defined in the Plan Appendix, including Return on Invested Capital (ROIC) and Return on Assets (ROA), as well as Individual Performance Goals (“Performance Goals”). The ROIC and ROA financial performance goals for each Performance Period are measured over the entire Performance Period.
•The President and Chief Executive Officer (CEO) and the Chief Financial Officer (CFO) establish, and the CHS Board of Directors approves, the ROIC Performance Goals at the corporate level for each Performance Period pursuant to the Plan.
•The CEO and CFO establish, in collaboration with senior finance and business unit leaders, the ROA Performance Goals at the business unit level for each Performance Period pursuant to the Plan.
•Individual Performance Goals are determined by the Participant and the Participants’ Manager at the beginning of the Performance Period.
The Plan payout range is calculated as a percent of each target Performance Goal, or the expected level of performance, based on actual results for each Performance Goal for the Performance Period. The payout range is calculated independently for each Performance Goal and mathematically interpolated when results are attained between the Performance Goal levels. The following table illustrates the Performance Goal levels and associated payout range.

Performance Goal Level	Level Definition	Payout Range
Maximum	Highest level of Performance	200%
Target	Expected level of Performance	100%
Threshold	Lowest level of Performance	50%

Performance Goal Weightings
The Performance Goal weightings indicate the relative value of each Performance Goal in the award calculation.
Performance Goals are weighted based on whether Participants are in a Corporate Function or a Business Unit Participant group. The following table illustrates Performance Goal weightings by Participant group.

2020 CHS Annual Variable Pay Master Plan Document 2

CHS Annual Variable Pay Plan                 Exhibit 10.3
Master Plan Document

Participant Group	Group Definition	Performance Goal Weighting
		ROIC	ROA	Individual
Corporate Function	Enterprise Support	70%		30%
Business Unit	Defined Market Segment	35%	35%	30%

Performance Goal Trigger
To earn actual compensation under the Plan for any Performance Goal, one of two Performance Goal levels (“Trigger”) must be met.
The Trigger defines the level of required performance to trigger a payout. The Trigger is based on whether Participants are in a Corporate Function or a Business Unit Participant group.
•For Corporate Function Participant’s, the threshold ROIC Trigger must be met for actual compensation to be earned.
◦If the threshold ROIC Trigger is not met, no actual compensation is earned for any Performance Goal.
•For Business Unit Participant’s, the threshold ROIC or target ROA Trigger must be met for actual compensation to be earned.
◦If the threshold ROIC Trigger is not met, and the target ROA Trigger is met, actual compensation may still be earned for the ROA Performance Goal only.
◦If both the threshold ROIC and target ROA Triggers are not met, no actual compensation is earned for any Performance Goal.

The following table illustrates how actual compensation is earned for each Performance Goal if the Trigger is met.

Participant Group	Trigger		Performance Goal Weighting Compensation Earned
	Performance Goal	Performance Goal Level Required	ROIC	ROA	Individual
Corporate Function	ROIC	Threshold	Yes	Yes	Yes
Business Unit	ROIC	Threshold	Yes	Yes	Yes
IF THRESHOLD ROIC TRIGGER IS NOT MET
Corporate Function	ROIC	Threshold	No	No	No
Business Unit	ROIC	Threshold	No	Varies Based on Business Unit ROA Results (see below)	No
Business Unit	ROA	Target	No	Yes	No

Award Opportunity
Participant’s target Award Opportunity (“Award Opportunity”) pursuant to the Plan for any Performance Period varies by grade level and/or position and is one factor used in the calculation of actual compensation earned under the Plan.

Pay Basis
Participant’s Pay Basis is determined based on whether Participants are salaried (exempt) or hourly (non-exempt) and is another factor used in the calculation of actual compensation earned under the Plan. Pay Basis for any Performance Period is determined as follows:
2020 CHS Annual Variable Pay Master Plan Document 3

CHS Annual Variable Pay Plan                 Exhibit 10.3
Master Plan Document

•Salaried (exempt) Participants: Base pay, at the end of the Performance Period (August 31), prorated by the number of days worked.
•Hourly (non-exempt) Participants: Actual earnings in an eligible position, including base pay and overtime, during the Performance Period (September 1 through August 31).

Award Proration
Participant’s actual compensation earned under the Plan will be prorated based on the following changes:
•Financial performance goal changes that occur on or before June 1 of the Performance Period;
•Performance goal weighting changes that occur on or before June 1 of the Performance Period;
•Eligible status changes that occur during the Performance Period.
•Actual compensation earned under the Plan may also be prorated based on changes in grade level and/or or position that occur during the Performance Period, at the sole discretion of the Participant’s Manager and Human Resources Director.
•The following table outlines status changes and how actual compensation earned under the Plan will be prorated when a change in status occurs during the Performance Period. Refer to the Eligibility for details.

Status Change*	Proration Rule – Days Included
Deceased	Days worked in an eligible status
Full-Time	Days worked in an eligible status
Layoff	Days worked in an eligible status; unless status is Layoff at the end of the Performance Period
Leave of Absence	Days worked in an eligible status; and First 90 days
Long-Term Disability	Days worked in an eligible status
Military Leave	Days worked in an eligible status; and First 90 days
Part-Time Regularly Scheduled	Days worked in an eligible status
Position Elimination (including Divestiture)	Days worked in an eligible status
Retirement (Refer to CHS Retirement Plan rules)	Days worked in an eligible status
Separation	Days worked in an eligible status; unless status is Separation at the end of the Performance Period
Separation and Return to Eligible Status	Days worked in an eligible status before and after separation if employee returns within 90 days
Short-Term Disability (including FMLA)	Days worked in an eligible status; and First 90 days
Temp/Seasonal to Eligible Status	Days worked in an eligible status; unless status is Temp/Seasonal at the end of the Performance Period
Union to Eligible Status	Days worked in an eligible status, unless status is Union at the end of the Performance Period
Workers Compensation	Days worked in an eligible status; and First 90 days
*Not all eligible status changes are included in the table above.

Award Payment
Actual compensation earned under the Plan, including compensation for Participants who are no longer employed by the company after the end of the Performance Period and/or due to an eligible status change during the Performance Period, is determined, approved and issued as soon as administratively feasible following the Performance Period. No compensation shall be deemed earned under the Plan until after Performance Period financial results are approved by the CHS Board of Directors.
Actual compensation earned under the Plan can be modified or terminated without Participant consent for any reason up until the CHS Board of Directors approves the Performance Period financial results. Once
2020 CHS Annual Variable Pay Master Plan Document 4

CHS Annual Variable Pay Plan                 Exhibit 10.3
Master Plan Document

approved, actual compensation earned cannot be modified or terminated, except as is expressly provided in the Plan.
In all cases, actual compensation earned under the Plan shall be paid no later than November 30 following the Performance Period for which it was earned. Actual compensation earned under the Plan is paid through the same process as the Participant’s paycheck. All payments are subject to appropriate withholdings.

Administration
The CFO and Chief Human Resource Officer (CHRO) administer the Plan (each a Plan Administrator). The Plan Administrators, along with the CEO, are authorized to make all decisions as required in the administration of the Plan and to exercise their discretion to define, interpret, construe and apply Plan provisions, approve, administer, withdraw, and make any exceptions to the terms of the Plan. Any adjustments to the Plan based on extraordinary business conditions requires CHS Board of Directors and CFO approval at the corporate level, and CEO and CFO approval at the business unit level.

General Provisions
CHS reserves the right to change or cancel the Plan at any time. This Plan document does not intend to create an employment contract or provide a guarantee of continued employment. There is no vested right to any payment prior to the award determination and the CHS Annual Variable Pay Plan does not give rise to any vested right to future payments.
Non-Recurring Events: Non-recurring business events, which have a substantial impact on CHS financial results during the Plan Period, may be excluded from the calculations for determining awards. Such events could include but are not limited to, major gains or losses from acquisitions (including planned short-term losses), divestitures, lawsuits, significant business write-offs, casualty losses or sale of assets.
Recovery: Actual compensation earned under the Plan shall be subject to recovery or the penalties pursuant to any applicable company policy, law, rule or regulation or applicable stock exchange rule, including, without limitation, Section 304 of the Sarbanes-Oxley Act of 2002, Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any applicable stock exchange listing rule adopted Pursuant thereto.

Additional Information
Performance Goals and Plan examples are included in the Plan Appendix. Contact your Manager or Human Resources Business Partner for more information.
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